INTERNATIONAL DATA, BLOCKCHAIN AND AI CENTRE

QUARK TECHNOLOGY GLOBAL INC.

Business plan outline
June 2020

China-ASEAN Information Port International Data Cooperation Base (PHASE 1 & 2)

Voice for technology Voice for creation

CONTENTS

1. PROJECT OVERVIEW

1.1 DIGITAL ECONOMY

In 2018, China's digital economy reached 31.3 trillion Yuan, accounting for 34.8% of GD, and the contribution rate of digital economic development to GDP growth reached 67.9%.
In 2018, the scale of my country's digital industrialization reached 6.4 trillion Yuan, accounting for 20.49% of the digital economy. The digital part of the industry is 24.9 trillion Yuan, accounting for 79.51%.

The scale and forecast of China's digital economy from 2014 to 2019 (trillions)



40
35
30
25
20
15
10
5
0
16.2
18.6
22.6
27.2
31.3
35.9
2014
2015
2016
2017
2018
2019

The structure of China's digital economy in 2018



Digital industrialization 29.49%
Industry digitization 79.51%

Source: China Information and Communication Research Institute

1.2 STRATEGIES


中国—东盟信息港
China-ASEAN Information Harbor
信息丝路
Informational Silk Road
互联东盟
Interconnecting China & ASEAN

National strategy

As a national strategy, the "Belt and Road" will become a new growth pole for world economic development. As the frontier and window of open cooperation between China and ASEAN, Guangxi is making every effort to become an important gateway for the integration of the "Belt and Road" initiative.

Strategic pivot

The construction of an information port is an important measure to implement the central "Belt and Road" strategic deployment and build a closer China-ASEAN community of shared destiny. It is an important grasp for Guangxi construction of an important international channel facing ASEAN, creating a new strategic fulcrum for the opening and development of southwest central and southern regions, and forming an important gateway for the 21st century Maritime Silk Road and the Silk Road economy.

Support fulcrum

The China-ASEAN Information Port International Data Cooperation Base serves the national strategic overall digital infrastructure project, assists China-ASEAN Free Trade Zone in the development of major infrastructure projects, and improves Guangxi's high-quality public service facilities. As an important part of the "new infrastructure", the digital infrastructure will provide solid support for enhancing the competitiveness of SMEs, consumption-driven economic growth, and creating more jobs.

1.3 GEOGRAPHIC POSITION


中国-马来西亚
钦州产业园区
CHINA-MALAYSIA
QINZHOU INDUSTRIAL PARK

The Qinzhou Port Area of Guangxi Free Trade Zone covers an area of 58.19 square kilometers, accounting for nearly half of the Guangxi Free Trade Zone, covering three national open development platforms, China-Malaysia Qinzhou Industrial Park, Qinzhou Bonded Port Area and Qinzhou Port Economic and Technological Development Zone .

The China-ASEAN Information Port International Data Cooperation Base is the first phase of the construction of the Internet Security Industry Base in the Qinzhou Industrial Park in China and Malaysia. It is currently the only true offshore data center in China.

1.4 GOALS

The goal is to become a "Belt and Road" digital node

The China-ASEAN Information Port International Data Cooperation Base can meet the development of ASEAN's cross-border e-commerce business data room, and will play a positive role in promoting the development of the ASEAN Information Port's communications business and the development of e-commerce services throughout Southeast Asia.

The China-ASEAN Information Port International Data Cooperation Base will strive to become a "Belt and Road" digital node for China-ASEAN Big Data Processing Center, Offshore Outsourcing Service Center, International Port Smart Logistics Center and Guangxi Information Consumer Center.

1.5 DESIGN RENDERING



1.6 POSITIONING



大三亚旅游经济圈
城镇基础设施
URBAN INFRASTRUCTURE FACILITIES

Enhance China-ASEAN new generation information infrastructure service capabilities

Enhance the collaborative innovation capability of China-ASEAN regional industrial clusters

1.7 IDEA & CONCEPT

Green and energy-efficient data center

By optimizing power supply schemes, efficient cooling management, artificial intelligence cloud computing, etc., using clean energy, waste heat recovery, and maximizing resource conservation (energy saving, land saving, water saving, material saving, etc.) in the entire life cycle of the data center, protection Environment and reduce pollution.

Safe and reliable data center

Self-built substation to achieve dual-channel mains power; set up 110KV / 10KV, 10KV / 400V two-layer transformer system, each layer system has independent logic dual-channel bus connection and switching, ensuring absolute independence of full link power supply; The UPS and the UPS that ultimately guarantee the power supply of the load act as the last barrier after the mains power is interrupted.



Flexible and free data center

Fully modular construction concept. Modular design will evolve from modularization of components to modularization of the architecture and modularization of the computer room, eventually achieving full modularization of the data center. Fully modularized has the advantages of rapid deployment, flexible expansion, simple operation and maintenance,

1.8 ENERGY EFFICIENT DESIGN


Clean energy
Using photovoltaic solar energy and tidal energy and other energy, 90% of the time does not require traditional cooling mode.


Sea water cooling
According to local conditions, sea water is used for cooling, and the cooling water is purified and returned to the municipal landscape for water.

Using clean energy such as photovoltaic solar energy and tidal energy, the waste heat recovery of the server is used for heating in the office area, and 90% of the time does not require traditional cooling mode, which is equivalent to 50,000 tons of carbon emission reduction per year.

Full use of natural energy, using sea water to cool the server, replacing the traditional air-conditioning cooling method, compared with ordinary data centers, annual electricity saving can be about tens of millions of degrees, reducing carbon emissions by more than 10,000 tons.

1.9 SCALE & STANDARD


Summary report
Summary
America
Summary
MacBook

The base has a construction area of 340,000 square meters and a total investment of 7 billion Yuan. It is designed and constructed according to the highest level Tier 4 of the international data center standard ANSI-TIA-942-2005.

Construction Planning

- The construction period of the first phase is from May 2020 to May 2022, and 5,000 cabinets can be provided.
- The construction period of the second phase is from June 2022 to June 2024, and 50,000 cabinets can be provided at the end.

The goal of building

- The data center computer room is designed and constructed according to the highest standard Tier4.
- The building fire rating is above ground level and underground level.
- The seismic fortification intensity is 7 degrees (according to 8 degrees to strengthen seismic measures).
- The roof waterproof level is first class.

1.10 TAILOR-MADE BUILDING PROCESS

Monitoring Center
7 × 24 hours hotline service, real-time monitoring of computer room environment
7 × 24 hour duty management, daily inspection of computer room
Security system
Multiple access control system
Fingerprint recognition
7 × 24 hours monitoring and inspection
Power supply system
The power supply is divided into two systems: city power and new energy power generation
Adopt AC 380 / 220V TN-S system, mixed power supply of trunk and radiation

The temperature control range of the equipment room is 23 ± 2 ℃, and the relative humidity is 40% ~ 70%



Air Conditioning System
The air cooling system just used the precision air conditioning system
Supply air under the floor, return air up, and isolate the hot and cold aisles
Fire Fighting System
The smoke and temperature systems are connected to the monitoring center
Automatic fire alarm system
Heptafluoropropane gas fire extinguishing system

1.11 COMPETITIVE ADVANTAGES

High standards and scale

- Designed and constructed according to the highest international standard Tier4
- The building area is 340,000 square meters, with a total investment of 7 billion yuan. The scale belongs to a large data center
- Fully modular construction concept. Modular design will evolve from modularization of components to modularization of the architecture and modularization of the computer room, eventually achieving full modularization of the data center. Fully modularized has the advantages of rapid deployment, flexible expansion, simple operation and maintenance, high efficiency and energy saving



机房设备数量统计
服务器
刀片服务器
路由器
EU服务器
机房总量总览
空间容量:
80%
功耗容量:
60%
承重负载:
50%
一周内各类告警数量统计
上月
本月
100
80
60
40
20
10
0
周日
周一
周二
周三
周四
周五
周六
数据中心服务器数量分布
数据服务器6台
高清输入接口机64台
网络交换机6台
台风网服务器5台
气象网服务器4台
视频工作站8台
VMware虚拟服务器6台
一周内告警总览
上月
本月
50
40
30
20
10
0
事件
问题
变更
巡检
修复

- Cooperate with world-class enterprises and universities to adopt advanced methods, systems, standards and industry best practic
- Focus on diversified services such as data management, high-performance computing ar system integration, and develop in dislocatior with telecom operators
- The core members of the team are composed of management personnel of well-known IT companies abroad and relying on the China-ASEAN Information Port International Data Cooperation Base to establish a development project that focuses on artificial intelligence, blockchain, and big data.

1.12 PROGRESS



November 18, 2019

China Horse Park Approval Bureau passed the data center project record



April 01, 2020

China Transportation Channel "Xiaoan Zhijing" project settled in the data center



May 10, 2020

Cooperate with Huawei to carry out data center strategic cooperation

2. PRODUCTS & SERVICES

2.1 SERVICE ARCHITECTURE



Cloud Computing Center
Block chain
Artificial Intelligence
Infrastructure service
Data Backup
Information service outsourcing

Through cloud computing, block chain, artificial intelligence, infrastructure services, data backup, information service outsourcing and other product services, Provide modern ways for government departments or enterprise organizations to meet changing usage needs and accelerate internal efficiency and innovation.

2.2 SYSTEMS

Unified Resource Management service platform	**Basic services** Machine rental, cabinet rental, computer room rental, Bandwidth rental, optical fiber rental, IP rental	**Internet services** SSL acceleration service, intelligent DNS service, Server load balancing service	**Security services** Firewall service, intrusion detection servic Vulnerability scanning service, host hardening service
	Storage services Data storage service, data backup service	**Monitoring services** IP video surveillance service, network surveillance service	**Operation and maintenance services** Cloud computing platform, professional outsourci disaster recovery backup, Remote management service, operation and maintenance management platform
Diverse industries solution	Machine room customization Space rental Hosting	Digital media products and solutions	Enterprise Saas applications and e-commerce
	Game service industry	Mobile internet application	Agricultural big data
	Traffic Big Data	Industrial big data	Fire big data
	Financial big data	Medical big data	

3. INDUSTRY SOLUTIONS

3.1 DATA = PRODUCTIVITY

Thousands of cars generate huge amounts of data every day. These data are both gold mines and challenges to the computing and storage capabilities of systems and platforms.

Data collection 100 km road

Data volume 3TB
Dozens of sensors

Data processing 100 km road

3GHz 250 core
1 hour

Deep learning

Different places / national roads
Algorithm optimization

Information Solution Release

Released to China and ASEAN countries

3.1 DATA = PRODUCTIVITY



Rapid expansion
Very large scale data
Elastic computing power requirements
Multiple data types
High performance system

3.2 INTELLIGENT TRANSPORTATION

Application background

- High security and reliability requirements for audio and video storage and disaster recovery
- Network transmission that requires backbone bandwidth to support large amounts of data
- Real-time traffic information, pedestrian information and other traffic data, huge calculation

Application characteristics

- Realize the effective aggregation and integration of the main shared data
- Provide data support for customers′ information services and big data mining analysis
- Upgrade information data carrying capacity

小安智鏡

Big data bearing, large capacity backup, building a "traffic brain"

3.3 DATA = DAILY

Facing the increasing demand for data storage and processing, the government needs massive, stable, secure, and seamlessly integrated data centers and big data platforms with the existing computing ecosystem to improve modern governance capabilities.

Future government data volume more than ten thousand times as much as in the past

EB-level data storage capacity
Terabyte storage

Data is the most precious asset

Ensure redundant multi-AZ
Defend against computer room-level disasters

Data security is government security

Traffic ,firefighting, public security ,community, Gas, electricity, water, industry and commerce ....

Protect core value data

Computing is the process by which the government optimizes services

Com-puter

mobile device

Intelli-gent One machine

public Inquire

Let the computing ecosystem seamlessly integrate
Open up the data "island" of each unit

3.4 DIGITAL GOVERNMENT

Open up information "islands" to promote digital government

Construction purpose

Smart City | Smart government



Application background

- The number of bureaus and committees is large, and the amount of business data is large
- Management business functions are diverse, and manual management is more difficult
- There are many types of municipal services and a large amount of information exchange

Application characteristics

- Virtualization, use on demand, flexible expansion
- Service bearing, consistent experience, multi-screen integration
- Unified service, unified management, open integration

3.5 DIGITAL GOVERNMENT ARCHITECTURE

Security assurance system - SAS, Business environment-BE, Ecological Civilization-EC, City operation-CO, Livelihood security-LS, Administrative effectiveness-AE, Public support-PS



SAS
Government application
Public / enterprise server
Digital government engine
BE
Corporate Services
Market Supervision
Public resource
EC
SmartWater
Smart environmental protection
Smart Forestry
CO
Smart Transportation
Smart emergency
Smart City Management
Smart Living
LS
smart education
smart people
smart health
smart civil affairs
AE
smart statistics
Smart logistics
work together
video conference
P
Intelligent monitoring
Data center
Basic operation and maintenance
Data management
Agile development
Business Center
Information retrieval
data analysis
Smart computing
Departmental unified application architecture and data management platform
Data base
Data subject library
Data thematic library
Storage service
Database server
Internet Service
Disaster recovery services
China-ASEAN Information Port International Data Cooperation Base Data Center(Standard planning system-SPS)
SPS

4. INVESTMENT ANALYSIS

4.1 COST ANALYSIS

Data Center First Phase Cost Forecast-Construction cost

classification	name		parameter	unit price	Quantity	Amount invested (ten thousand yuan)
Construction cost	Preliminary project	Land acquisition cost	Project land purchase cost			22,500
		Upfront engineering cost	Planning and design, project feasibility studies, and hydrological and geological surveys, etc.			470
		Subtotal:				22,970
	Civil engineering	Civil installation	The total construction area is about 200,000㎡	4000 yuan / ㎡	200,000㎡	80,000
			The machine room part is about 70,000 square meters, with a load of 1000g / ㎡;			
			The power center is about 12000㎡ and the load-bearing capacity is 2000kg / ㎡;			
			The office area is about 15000㎡ and the load-bearing 400kg / ㎡			
		Supporting project	Water supply and drainage, power supply, gas supply, street lights, environmental facilities, etc.			5,000
		Engineering consulting costs	Including project construction supervision, bidding management, project budget management, etc.			8,500
		Subtotal:				93,500
	System equipment	Modular cabinet	15m * 2.4m * 2m (can be customized)	100,000 yuan / unit	110	1,100
		Generator set	Diesel generator 1600kw	1 million yuan / unit	45	4,500
		UPS and battery	400KVA 1 hour battery	1 million yuan / unit	15	1,500
		Fire Equipment	Gas fire extinguishing equipment	/	/	2,000
		Precision air conditioner	Including chiller or air-cooled unit	400,000 yuan / unit	100台	4,000
		Subtotal:		/	/	13,100
	other fee	Other unpredictable costs are calculated at 10% of the total construction cost				11,600
					Category subtatal	141,170

4.1 COST ANALYSIS

Data Center First Phase Cost Forecast-IT procurement cost

Platform software	Hybrid cloud management service platform	Based on the unified management information platform support management model, it provides users with a complete solution to achieve cloud computing with high cost performance.	/	/	1,000
	Big data service platform	The platform will realize the unified management and calculation of data, and maximize the huge potential of big data	/	/	1,500
	Artificial intelligence service platform	Promote the integration of artificial intelligence, innovation and positive cycle, and commit to building an urban smart brain. Realize the positive cycle of the artificial intelligence system.	/	/	3,000
	Operation, maintenance and operation platform	Operation and maintenance management code of conduct and work content, timely and effective handling of customer service	/	/	1,000
	Data Service Center	It gathers massive data from governments, industries, enterprises, the Internet, and individuals. Based on big data analysis systems and artificial intelligence engine technology, it provides privacy and public safety as the premise, provides analysis results for those in need, and realizes data operation income.	/	/	1,200
	Subtatal：				7,700
hardware equipment	server	Each module cabinet holds 500 servers, totaling 50,000	60,000 yuan / unit	50,000 units	300,000
	Network equipment	Routers, switches, load balancing equipment, etc., placed in the module cabinet		10,000 sets	48,000
	Storage device	Storage node server			30,000
	Fiber optic modules and network cables	High-speed fiber optic cable			25,000
	security equipment	Firewall, etc. (meet the requirements of the third level of equal protection)			40,000
	Subtatal：				443,000
other fee	**Other unpredictable costs are calculated at 10% of the total construction cost**				45,000
category subtotal					495,700

4.1 COST ANALYSIS

Data Center First Phase Cost Forecast- Operating expenses (per year)

Maintenance personnel costs	Experts	Senior Software Developer -Ten thousand yuan / person-year	250,000	200 people	5,000
	Network maintainer	Senior network engineer and network maintenance personnel	200,000	50people	1,000
	Operations personnel		150,000	100people	1,500
	Subtotal:				**7,500**
Fiber rental fee	Unicom	100G bandwidth export-Ten thousand yuan / year	1000	1 year	1,000
	telecommunications	100G bandwidth export	1000	1 year	1,000
	BGP line	100GBGP line export	1000	1 year	1,000
	Subtotal:				**3,000**
Electricity fee	server	5000Yuan / unit / year	5000	50,000 units	25,000
	Access equipment	2000Yuan / unit / year	2000	4000units	800
	Convergence equipment	2000Yuan / unit / year	2000	3000units	600
	Core equipment	3000Yuan / unit / year	3000	3000units	900
	Electricity fee for precision air conditioning	300,000 yuan / unit / year	300,000	100units	3,000
	Subtotal:				**30,300**
Maintenance fee	commercial software	20% commercial software maintenance	10 million yuan / year	1	1,000
	Hardware depreciation	Calculated at 10% of hardware purchase cost	44 million yuan / year	1	4,400
	Subtotal:				**5,400**
other fee	**Other unpredictable expenses are calculated at 10% of the total price of operating expenses**				**4,600**
				Total operating expenses	**50,800**

4.1 COST ANALYSIS

Data Center First Phase Cost Forecast		
Cost category	content	Cost input (ten thousand)
Category of the first phase of infrastructure PLUS The first phase IT construction category PLUS Operating expenses / year	TOTAL COST	687670

4.2 PROFIT ANALYSIS

Item list		Year 1 (Construction Period)	2nd year (operation period)	3rd year (operation period)	4th year (operation period)	5th year (operation period)	6th year (operation period)
Overall resource utilization		N/A	40%	60%	80%	90%	95%
Total number of servers (set)		N/A	20,000	30,000	40,000	45,000	47,500
Cloud hosting	Total number of cloud hosts (1: 8 virtualization ratio)	N/A	160,000	240,000	320,000	360,000	380,000
	Annual charge (ten thousand yuan)	N/A	67,200	100,800	134,400	151,200	159,600
Cloud storage	Total cloud storage (PB)	N/A	140	210	280	315	333
	Annual charge (ten thousand yuan)	N/A	25,805	38,707	51,610	58,061	61,286
Total charge per year (ten thousand yuan)		N/A	93,005	139,507	186,010	209,261	220,886

Total number of servers (set)	Cloud storage capacity (PB)	Unit price of cloud hosting (yuan / month)	Cloud storage unit price (yuan / TB / month)
50,000	350	350	150

5. STRATEGIC PARTNERS

5.1 STRATEGIC PARTNERS

HUAWEI

IBM

CGGC
中国葛洲坝集团

THE CHINESE ACADEMY OF SCIENCES

SUN YAT-SEN UNIVERSITY

THE HONG KONG UNIVERSITY OF SCIENCE AND TECHNOLOGY

China-ASEAN Free Trade Zone

中国交通
CHINA NATIONAL TRANSPORTATION AGENCY

Byte Labs

CONFIDENTIAL INFORMATIONS

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QUARK TECHNOLOGY GLOBAL INC.

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